77O Transactions effected pursuant to Rule 10f-3

On September 15, 2003, Columbia Strategic Income Fund (Fund) purchased $390,000 par value of common stock notes of Buckeye Technologies Inc.8.5% 10/01/03 (Securities) for a total purchase price of $390,000 from Citigroup Global Markets pursuant to a public offering in which Fleet Securities, Inc. acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: UBS Financial Services, Inc.

On September 17, 2003, Columbia Strategic Income Fund (Fund) purchased $590,000 par value of common stock notes of Toys R Us 7.375% 10/15/18 (Securities) for a total purchase price of $587,345 from Citigroup Global Markets pursuant to a public offering in which Fleet Securities, Inc.acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Wachovia Securities; Banc One Capital Markets; Bank of New York; Barclays Capital; Credit Suisse First Boston; JP Morgan Securities; McDonald Investments, Inc.; Royal Bank of Scotland; SG Cowen Securities.

77Q1 Exhibits

                     COLUMBIA HIGH YIELD OPPORTUNITY FUND

                              MANAGEMENT AGREEMENT

AGREEMENT dated as of November 1, 2003, between COLUMBIA FUNDS TRUST I, a Massachusetts business trust ("Trust"), with respect to COLUMBIA HIGH YIELD OPPORTUNITY FUND ("Fund"), and COLUMBIA MANAGEMENT ADVISORS, INC., an Oregon corporation ("Advisor").

In consideration of the promises and covenants herein, the parties agree as follows:

1. The Advisor will manage the investment of the assets of the Fund in accordance with its prospectus and statement of additional information and will perform the other services herein set forth, subject to the supervision of the Board of Trustees of the Trust. The Advisor may delegate its investment responsibilities to a sub-advisor.

2.   In carrying out its investment management obligations, the Advisor shall:

     (a) evaluate such economic, statistical and financial information and undertake such investment research as it shall believe advisable; (b) purchase and sell securities and other investments for the Fund in accordance with the procedures described in its prospectus and statement of additional information; and (c) report results to the Board of Trustees of the Trust.

3. The Advisor shall furnish at its expense the following:

     (a) office space, supplies, facilities and equipment; (b) executive and other personnel for managing the affairs of the Fund (including preparing financial information of the Fund and reports and tax returns required to be filed with public authorities, but exclusive of those related to custodial, transfer, dividend and plan agency services, determination of net asset value and maintenance of records required by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules thereunder ("1940 Act")); and (c) compensation of Trustees who are directors, officers, partners or employees of the Advisor or its affiliated persons (other than a registered investment company).

4. The Advisor shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

5. The Fund shall pay the Advisor monthly a fee at the annual rate of 0.60% of the first $1 billion of the average daily net assets of the Fund, 0.55% of the next $500 million and 0.50% in excess of $1.5 billion.

6. If the operating expenses of the Fund for any fiscal year exceed the most restrictive applicable expense limitation for any state in which shares are sold, the Advisor's fee shall be reduced by the excess but not to less than zero. Operating expenses shall not include brokerage, interest, taxes, deferred organization expenses, Rule 12b-1 distribution fees, service fees and extraordinary expenses, if any. The Advisor may waive its compensation (and bear expenses of the Fund) to the extent that expenses of the Fund exceed any expense limitation the Advisor declares to be effective.

7.   This Agreement shall become effective as of the date of its execution, and

     (a) unless otherwise terminated, shall continue until October 31, 2004 and from year to year thereafter so long as approved annually in accordance with the 1940 Act; (b) may be terminated without penalty on sixty days' written notice to the Advisor either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding shares of the Fund;
     (c) shall automatically terminate in the event of its assignment; and (d) may be terminated without penalty by the Advisor on sixty days' written notice to the Trust.

8.   This Agreement may be amended in accordance with the 1940 Act.

9. For the purpose of the Agreement, the terms "vote of a majority of the outstanding shares", "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act and exemptions and interpretations issued by the Securities and Exchange Commission under the 1940 Act.

10. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Advisor, or reckless disregard of its obligations and duties hereunder, the Advisor shall not be subject to any liability to the Trust or the Fund, to any shareholder of the Trust or the Fund or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.


COLUMBIA FUNDS TRUST I
on behalf of COLUMBIA HIGH YIELD OPPORTUNITY FUND



By: /s/ Joseph R. Palombo
     Joseph R. Palombo
     President


COLUMBIA MANAGEMENT ADVISORS, INC.



By:  /s/ Joseph R. Palombo
     Joseph R. Palombo
     Executive Vice President and Chief Operating Officer


A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Fund.





                         COLUMBIA STRATEGIC INCOME FUND

                              MANAGEMENT AGREEMENT

AGREEMENT dated as of November 1, 2003, between COLUMBIA FUNDS TRUST I, a Massachusetts business trust ("Trust"), with respect to COLUMBIA STRATEGIC INCOME FUND ("Fund"), and COLUMBIA MANAGEMENT ADVISORS, INC., an Oregon corporation ("Advisor").

In consideration of the promises and covenants herein, the parties agree as follows:

1. The Advisor will manage the investment of the assets of the Fund in accordance with its prospectus and statement of additional information and will perform the other services herein set forth, subject to the supervision of the Board of Trustees of the Trust. The Advisor may delegate its investment responsibilities to a sub-advisor.

2.   In carrying out its investment management obligations, the Advisor shall:

     (a) evaluate such economic, statistical and financial information and undertake such investment research as it shall believe advisable; (b) purchase and sell securities and other investments for the Fund in accordance with the procedures described in its prospectus and statement of additional information; and (c) report results to the Board of Trustees of the Trust.

3. The Advisor shall furnish at its expense the following:

     (a) office space, supplies, facilities and equipment; (b) executive and other personnel for managing the affairs of the Fund (including preparing financial information of the Fund and reports and tax returns required to be filed with public authorities, but exclusive of those related to custodial, transfer, dividend and plan agency services, determination of net asset value and maintenance of records required by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules thereunder ("1940 Act")); and (c) compensation of Trustees who are directors, officers, partners or employees of the Advisor or its affiliated persons (other than a registered investment company).

4. The Advisor shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

5. The Fund shall pay the Advisor monthly a fee at the annual rate of 0.65% of the first $1 billion of the average daily net assets of the Fund, 0.60% on the next $1 billion and 0.55% in excess of $2 billion.

6. If the operating expenses of the Fund for any fiscal year exceed the most restrictive applicable expense limitation for any state in which shares are sold, the Advisor's fee shall be reduced by the excess but not to less than zero. Operating expenses shall not include brokerage, interest, taxes, deferred organization expenses, Rule 12b-1 distribution fees, service fees and extraordinary expenses, if any. The Advisor may waive its compensation (and bear expenses of the Fund) to the extent that expenses of the Fund exceed any expense limitation the Advisor declares to be effective.

7.   This Agreement shall become effective as of the date of its execution, and

     (a) unless otherwise terminated, shall continue until October 31, 2004 and from year to year thereafter so long as approved annually in accordance with the 1940 Act; (b) may be terminated without penalty on sixty days' written notice to the Advisor either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding shares of the Fund;
     (c) shall automatically terminate in the event of its assignment; and (d) may be terminated without penalty by the Advisor on sixty days' written notice to the Trust.

8.   This Agreement may be amended in accordance with the 1940 Act.

9. For the purpose of the Agreement, the terms "vote of a majority of the outstanding shares", "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act and exemptions and interpretations issued by the Securities and Exchange Commission under the 1940 Act.

10. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Advisor, or reckless disregard of its obligations and duties hereunder, the Advisor shall not be subject to any liability to the Trust or the Fund, to any shareholder of the Trust or the Fund or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.


COLUMBIA FUNDS TRUST I
on behalf of COLUMBIA STRATEGIC INCOME FUND


By: /s/ Joseph R. Palombo
     Joseph R. Palombo
     President


COLUMBIA MANAGEMENT ADVISORS, INC.


By:  /s/ Joseph R. Paombo
     Joseph R. Palombo
     Executive Vice President and Chief Operating Officer


A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Fund.




                                   AMENDMENT NO. 5
                                       TO THE
                           AGREEMENT AND DECLARATION OF TRUST
                                         OF
                                LIBERTY FUNDS TRUST I


WHEREAS, Section 1 of Article I of the Agreement and Declaration of Trust (Declaration of Trust) dated November 15, 1991, as amended, of Liberty Funds Trust I (Trust), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts authorizes the Trustees of the Trust to amend the Declaration of Trust to change the name of the Trust without authorization by vote of Shareholders of the Trust.

         WE, THE UNDERSIGNED, being a majority of the Trustees of Liberty Funds Trust I, do hereby certify that the undersigned have determined to conduct the business of the Trust under the name "Columbia Funds Trust I" and have authorized the following amendment to said Declaration of Trust:

         Section 1 of Article I is hereby amended to read in its entirety as ollows:

        Section 1. This Trust shall be known as "Columbia Funds Trust I" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

        The foregoing Amendment shall become effective as of October 13, 2003.

           IN WITNESS WHEREOF, the undersigned have hereunto set their hands in the City of Boston, Massachusetts, for themselves and their assigns, as of this September 15, 2003.



------------------------------------------      -------------------------------
Douglas A. Hacker                               John J. Neuhauser
/s/ Douglas A. Hacker                           /s/ John J. Neuhauser
------------------------------------------      -------------------------------
Janet Langford Kelly                            Joseph R. Palombo
/s/ Janet Langford Kelly                        /s/ Joseph R. Palombo
-----------------------------------------       -------------------------------
Richard W. Lowry                                Thomas E. Stitzel
/s/ Richard W. Lowry                            /s/ Thomas E. Stitzel
-----------------------------------------       -------------------------------
William E. Mayer                                Thomas C. Theobald
/s/ William E. Mayer                            /s/ Thomas C. Theobald
-----------------------------------------       -------------------------------
Charles R. Nelson                               Anne-Lee Verville
/s/ Charles R. Nelson                           /s/ Anne-Lee Verville


Commonwealth of Massachusetts               )
                                            )ss.
County of Suffolk                           )

                Then personally appeared the above-named Trustees and executed this Amendment No. 5 to the Agreement and Declaration of Trust of Liberty Funds Trust I as their free act and deed, before me, this September 15, 2003.


                                       /s/ Erika L. Nager
                                           Erika L. Nager
                                           Notary Public

                                           My Commission Expires: 6/14/2007